UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 20, 2013

Date of Report (Date of earliest event reported)

_____________________________

HII Technologies, Inc.

___________________________________________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware

                 0-30291

                 03-045386

___________________________________________________________________________________________

(State or other jurisdiction                                     (Commission

(IRS Employer

 of incorporation)                                                     File Number)

 Identification No.)

                           710 N. Post Oak Road, Suite 400, Houston, Texas

 77024

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(Address of principal executive offices)                                      (Zip Code)

Registrant’s telephone number, including area code:  (713) 821-3157

___________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement.

On November 20, 2013, our wholly-owned subsidiary, Aqua Handling of Texas, LLC (“Aqua”) entered into an Assumption Agreement Rosenthal & Rosenthal, Inc. (the “Lender”), under which Aqua became an additional borrower under that certain Financing Agreement dated June 26, 2013 by and among Apache Energy Services, LLC, KMHVC, Inc. and Lender (the “Financing Agreement”).  The Financing Agreement and the terms thereof were disclosed in our Current Report on Form 8-K dated June 26, 2013 and filed on July 1, 2013, the agreement and description of which is incorporated by reference.  Aqua pledged its assets as security for the line of credit and we issued an additional guaranty.  In connection with Aqua becoming an additional borrower under the facility, the Lender increased the maximum amount available under the facility to $3 million.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

Section 9 – Financial Statements and Exhibits

(c)

Exhibits.

Exhibit

Number

Description

10.1

Assumption Agreement

10.2

Financing Agreement (1)

10.3

Equipment Security Agreement

                                10.4                             Guarantee

(1)  Attached as an Exhibit to our Current Report on Form 8-K dated June 26, 2013 and filed with the Securities and Exchange Commission on July 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HII Technologies, Inc.

(Registrant)

Date:  November 26, 2013

By: /s/ Matthew C. Flemming

Matthew C. Flemming, President

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